UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT 1 TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SERVICE TEAM INC.
(Exact name of registrant as specified in its charter)

Nevada	7600	61-1653214
(State or jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Carlos Arreola
7121 Engineer Road
San Diego, California 92111
Voice:  (855) 830-8111    Fax:  (858) 429-7665
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

PARACORP  INCORPORATED
318 N. Carson Street, #208
Carson City, Nevada 89701
Voice:  (888) 972-7273     Fax:  (888) 886-7168
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
Dennis Brovarone, Esq.
18 Mountain Laurel Drive
Littleton, Colorado 80127
Voice:  (303) 466-4092      Fax:  (303) 466-4826

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  (  )
Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement No. 333-178210 on Form S-1 (the “Registration Statement”) initially filed with the Securities and Exchange Commission on November 29, 2012, by Service Team, Inc., a Nevada corporation (“Service Team”), and declared effective on February 29, 2012, is being filed to terminate the Registration Statement and deregister all unsold securities of Service Team that were registered under the Registration Statement. Pursuant to the Registration Statement, 5,000,000 shares of Common Stock were registered for issuance. Service Team  hereby removes from registration by means of this Post-Effective Amendment the 4,729,000 shares that remain unsold under the Registration Statement as of the date hereof.

Service Team is terminating the Registration Statement and deregistering any remaining securities registered but unsold under the Registration Statement in accordance with an undertaking made by Service Team in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the city of San Diego, state of California on September 28, 2012.

SERVICE TEAM INC.

By:	/s/ Carlos Arreola
Carlos Arreola, President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Carlos Arreola	Dated:	September 28, 2012
Carlos Arreola, President, Chief Executive Officer

By:	/s/ Robert L. Cashman	Dated:	September 28, 2012
Robert L. Cashman, Secretary, Chief Financial Officer, Chief Accounting Officer